UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

NCR VOYIX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (800) 225-5627

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VYX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Accounting Officer
On September 3, 2025, Anthony Radesca informed NCR Voyix Corporation (the “Company”) of his decision to resign from his position as the Company’s Chief Accounting Officer to pursue another employment opportunity. Mr. Radesca’s resignation is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
Appointment of Chief Accounting Officer
On September 7, 2025, the Board of Directors of the Company appointed James Wise to serve as the Company’s Senior Vice President & Chief Accounting Officer, effective September 12, 2025. Mr. Wise, age 41, has served as the Company’s Vice President, Assistant Controller since October 2023. Prior to that role, Mr. Wise served as the Company’s Director of Mergers & Acquisitions and Technical Accounting from October 2021 to September 2023. Between 2007 and 2021, Mr. Wise held progressively senior roles at PricewaterhouseCoopers LLP, most recently as Assurance Director.
The Company and Mr. Wise entered into an offer letter (the “Offer Letter”) in connection with his promotion dated September 12, 2025. Pursuant to the terms of the Offer Letter Mr. Wise will receive an annual base salary of $320,000 and will be eligible to participate in the Company’s management incentive plan with a 45% target bonus and the Company’s long-term incentive equity award program with a target incentive award of $240,000 for 2026. Mr. Wise will also be eligible to participate in certain Company-sponsored benefits, such as health insurance plans and other disability and life insurance plans.
In addition to the Offer Letter, Mr. Wise will participate in the Company’s Executive Severance Plan, which was filed with the U.S. Securities and Exchange Commission as Exhibit 10.1.3 to the Company’s Annual Report on Form 10-K filed on March 14, 2024.
The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025.
There are no arrangements or understandings between Mr. Wise and any other person pursuant to which Mr. Wise was appointed as Senior Vice President & Chief Accounting Officer and there are no family relationships between Mr. Wise and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Voyix Corporation

By:	/s/ Kelli E. Sterrett
Kelli E. Sterrett
Executive Vice President, General Counsel and Secretary
Date: September 9, 2025